Exhibit 5

                        Cudd & Associates---------------------------------------
                        Attorneys At Law


     1120
Lincoln Street
  Suite 1507
                                            September 13, 2001


Denver, Colorado    Board of Directors
     80203          Posteralley.com, Inc.
                    650 South Cherry Street, Suite #310
    Telephone       Denver, Colorado  80246
  303-861-7273
                    Gentlemen:
      Fax
  303-861-7560           We have acted as counsel to  Posteralley.com,  Inc.,  a
                    Colorado corporation (the "Company"), in connection with the
                    Registration  Statement  on Form  SB-2,  including  all pre-
    E-Mail          and/or post-effective amendments thereto (collectively,  the
    pcudd@          "Registration  Statement"),  the  Amendment  No.  4 to which
cuddassociates.com  Registration   Statement   is  being  filed  with  the  U.S.
                    Securities  and Exchange  Commission  under Section 5 of the
                    Securities  Act of 1933 on or  about  the date  hereof.  The
                    Registration  Statement  relates  to a  maximum  of  100,000 shares  of common  stock,  $.0001  par value per share  (the
                    "Common Stock"), being offered by the Company and an aggregate of 501,200 shares of Common Stock being offered by selling shareholders who paid $.25 per share sold in the Company's offering of common stock completed in June 2000
                    (the "Selling  Shareholders").  The 100,000 shares of Common
                    Stock being offered by the Company and the 501,200 shares of Common Stock being offered by the Selling Shareholders are hereinafter referred to, collectively, as the "Shares."

                         In connection  with this opinion,  we have examined the
                    Company's Articles of Incorporation; the Company's Bylaws; minutes of the Company's corporate proceedings and unanimous written consents in lieu thereof, as made available to us by the executive officers and directors of the Company;
                    executed copies of the Registration Statement and all exhibits thereto in the form filed with the Commission; and the matters of law deemed necessary by us in order to deliver the within opinion.

                         In the course of our  examination,  we have assumed the
                    genuineness of all signatures, the authority of all signatories to sign on behalf of their principals, if any, the authenticity of all documents submitted to us as original documents, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof. As to certain factual matters, we have relied upon information furnished to us by the executive officers and directors of the Company.

Board of Directors
Posteralley.com, Inc.
September 13, 2001
Page 2

     On the basis of the foregoing, and solely in reliance thereon, we are of the opinion that the Shares have been duly authorized and, upon effectiveness of the Registration Statement by order of the Securities and Exchange Commission (or upon the twentieth day following the filing of an amendment indicating the intention to become effective by operation of the terms of Section 8(a) of the Securities Act of 1933) and the necessary state securities authorities and upon delivery of the Shares to subscribers against payment therefor in the manner described in the Registration Statement, the Shares have been or will be validly issued, fully-paid and nonassessable.

     We hereby consent to the filing of this letter as Exhibit (5) to the Registration Statement and to the references to Cudd & Associates in the prospectus.

                                            Very truly yours,

                                            CUDD & ASSOCIATES


                                            /s/ Patricia Cudd
                                            ------------------------------
                                            Patricia Cudd

PC:das